EXHIBIT 5

                       OPINION OF COHEN, CHERNAY, NORRIS,
                               WEINBERGER & HARRIS

                                 April 15, 1997

InTime Systems International, Inc.
1601 Forum Way, 5th Floor
West Palm Beach, FL  33401

      RE: INTIME SYSTEMS INTERNATIONAL, INC./FORM S-8

Dear Sirs:

      You have advised us that InTime Systems International, Inc. (the "Company") is filing with the United States Securities and Exchange Commission a Registration Statement on Form S-8, with respect to 50,000 shares of Class A common stock, par value $.01 per share.

      In connection with the filing of this Registration Statement, you have requested us to furnish you with our opinion as to the legality of (i) such of the Company's shares as are presently outstanding; and (ii) such securities as shall be offered by the Company itself pursuant to the Prospectus which is part of the Registration Statement.

      You have advised us that as of April 15, 1997, the Company's authorized capital consists of aggregate of 25,000,000, divided into three classes:
16,905,279 shares of Class A common stock, par value $.01, 3,094,721 shares of Class B Common Stock, par value $.01 per share and 5,000,000 shares of Preferred Stock, par value $1.00 per share, of which 1,823,674, 2,684,022 and 0 shares, respectively are issued and outstanding. You have further advised us that the Company has received valid consideration for the issuance of these shares.

      After having examined the Company's certificate of incorporation, bylaws, minutes, and the financial statements incorporated by reference in the Registration Statement, we are of the opinion that the outstanding common stock is and the 50,000 shares of Class A Common Stock to be offered by the Company itself, pursuant to the Registration Statement will be, when sold and paid for, fully paid and nonassessable, duly authorized and validly issued.

      We consent to the use of our name in the Prospectus under the caption "Legal Matters".

                                          Very truly yours,

                                          /s/ COHEN, CHERNAY, NORRIS,
                                              WEINBERGER & HARRIS